                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC 20549

                                   FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



                Cybernet Internet Services International, Inc.
            (Exact Name of Registrant as Specified in Its Charter)



             Delaware                                      51-0384117
----------------------------------------       ---------------------------------
(State of Incorporation or Organization)       (IRS Employer Identification No.)

Stefan-George-Ring 19, 81929 Munich, Germany                 81929
(Address of Principal Executive Offices)                   (Zip Code)

     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [_]

     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [X]

     Securities Act registration statement file number to which this form relates:
     333-63755      (if applicable)
-------------------

     Securities to be registered pursuant to Section 12(b) of the Act:  None

     Securities to be registered pursuant to Section 12(g) of the Act:

                                 Common Stock
                               (Title of Class)

                    Common Stock, $.001 par value per share


       ----------------------------------------------------------------
                                (Title of Class)

            This Registration Statement contains a total of 2 pages
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Item 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

  The description of the Common Stock of the Registrant registered hereby is incorporated by reference to the description of the Registrant's capital stock set forth in the Registrant's Registration Statement on Form S-1, Registration No. 333-63755, as filed with the Securities and Exchange Commission and declared effective on December 2, 1998, and any amendments to such Registration Statement filed subsequently thereto, including any form of Prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended.

                               ITEM 2.  EXHIBITS

  The following exhibits are filed as part of the Registration Statement.

     3.1 Articles of Incorporation of Cybernet Internet Services International, Inc. (incorporated by reference to Exhibit 3.1 of the Registrant's Registration Statement on Form S-1 (Registration No. 333-63755)).

     3.2 Bylaws (incorporated by reference to Exhibit 3.2 of the Registrant's Registration Statement on Form S-1 (Registration No. 333-63755)).

     4.1 Instruments Defining the Rights of Security Holders. See Articles of Incorporation at Exhibit 3.1 hereto and Bylaws at Exhibit 3.2 hereto.
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                                   SIGNATURE

  Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.


                              CYBERNET INTERNET SERVICES INTERNATIONAL, INC.



                              By: /s/ Andreas Eder
                                 ---------------------------------------
                                 Andreas Eder
                                 President and Chief Executive Officer


                              Dated:  March __, 1999